Exhibit (h)(11)

form of

amendment

dated FEBRUARY 1, 2023 to

amended and restated

administrative and shareholder services agreement

for MassMutual Premier Funds

WHEREAS, MassMutual Premier Funds (the “Trust”) on behalf of each of its series listed on Exhibit B thereto (each a “Fund”) and MML Investment Advisers, LLC (the “Manager”) have entered into an Amended and Restated Administrative and Shareholder Services Agreement dated as of April 1, 2014 (the “Agreement”).

WHEREAS, the Trust, on behalf of each Fund, and the Manager wish to amend the Agreement as follows, pursuant to Article V, Section C:

The following hereby replaces, in its entirety, Exhibit B:

EXHIBIT B

COMPENSATION

	Class I	Class R5	Service Class	Administrative Class	Class R4	Class A	Class R3	Class Y	Class L	Class C
MassMutual Balanced Fund	None	0.10%	0.20%	0.30%	0.20%	0.30%	0.20%	[0.10]%	N/A	N/A
MassMutual Core Bond Fund	None	0.10%	0.20%	0.30%	0.20%	0.30%	0.20%	[0.10]%	N/A	N/A
MassMutual Disciplined Growth Fund	None	0.10%	0.20%	0.30%	0.20%	0.30%	0.20%	[0.10]%	N/A	N/A
MassMutual Disciplined Value Fund	None	0.10%	0.20%	0.30%	0.20%	0.30%	0.20%	[0.10]%	N/A	N/A
MassMutual Diversified Bond Fund	None	0.10%	0.20%	0.30%	0.20%	0.30%	0.20%	[0.10]%	N/A	N/A
MassMutual Global Fund	None	0.10%	0.20%	0.30%	0.20%	0.30%	0.20%	[0.10]%	N/A	N/A
MassMutual High Yield Fund	None	0.10%	0.20%	0.30%	0.20%	0.30%	0.20%	0.05%	N/A	None
MassMutual Inflation-Protected and Income Fund	None	0.10%	0.20%	0.30%	0.20%	0.30%	0.20%	[0.10]%	N/A	N/A
MassMutual International Equity Fund	None	0.10%	0.20%	0.30%	0.20%	0.30%	0.20%	[0.10]%	N/A	N/A
MassMutual Main Street Fund	None	0.10%	0.20%	0.30%	0.20%	0.30%	0.20%	[0.10]%	N/A	N/A
MassMutual Short-Duration Bond Fund	None	0.10%	0.20%	0.30%	0.20%	0.30%	0.20%	0.10%	0.05%	0.05%
MassMutual Small Cap Opportunities Fund	None	0.10%	0.20%	0.30%	0.20%	0.30%	0.20%	[0.10]%	N/A	N/A
MassMutual Strategic Emerging Markets Fund	None	0.10%	0.20%	0.30%	0.20%	0.30%	0.20%	[0.10]%	N/A	N/A
MassMutual U.S. Government Money Market Fund	N/A	0.10%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

WITNESS WHEREOF, the parties hereto have caused this Administrative and Shareholder Services Agreement to be executed as of the day and year first above written.

MASSMUTUAL PREMIER FUNDS

on behalf of its series identified on Exhibit B hereto, as the same may from time to time be amended

By: ______________________________

Renee Hitchcock

CFO and Treasurer

MML INVESTMENT ADVISERS, LLC

By: _______________________________

Douglas Steele

Vice President